                      SONA MOBILE APPOINTS NEW BOARD MEMBER

NEW YORK . . . MARCH 29, 2006 . . . Sona Mobile Holdings Corp. (OTC Bulletin
Board: SNMB.OB), a leading provider of wireless technologies to the financial services, enterprise, entertainment and gaming markets, announced today that
Paul C. Meyer has been appointed to Sona's Board of Directors. As a result,
Sona's Board consists of eight members, of which five are "independent."

Mr. Meyer is currently the President and Chief Operating Officer of Shuffle
Master, Inc. Meyer has been instrumental in Shuffle Master's international expansion and has overseen two key acquisitions which have broadened their
Utility and Entertainment product lines. Meyer's experience also includes numerous other executive positions including President of Concurrent Computer
Corporation's Integrated Solutions Division, Executive Vice President of Virgin
Interactive Entertainment, Inc., an entertainment software developer and publisher, Executive Vice President and Chief Operating Officer of PlayNet
Technologies, and Executive Vice President and General Manager of Viacom New
Media.

"I am pleased to welcome Paul Meyer to the Sona Mobile Board of Directors,"
commented Shawn Kreloff, Sona Mobile Chairman and Managing Director,
Entertainment and Gaming Division. "Paul's extensive knowledge and experience will be extremely beneficial to our Board in the coming years and will further strengthen the Sona Mobile/Shuffle Master strategic alliance whereby our two companies will provide the gaming industry with an exceptional wireless gaming solution."

On January 13, Sona and Shuffle Master announced a strategic alliance through which they will license, develop, distribute and market wireless gaming delivery systems that enable both in-casino WiFi gaming as well as off-property wagering from mobile devices within areas where mobilized gaming is permitted. Under the terms of the agreement, Sona will develop a Shuffle Master-branded wireless gaming platform for in-casino use that will feature handheld versions of Shuffle
Master's proprietary table game content as well as other popular public-domain casino games. Built on the Sona Wireless Platform(TM), the wireless "Casino On
Demand(TM)" solution will also include Sona's proprietary mWager(TM) racing and sportsbook package that enables gamers to place wagers, watch races in real time, conduct research and receive immediate updates from enabled devices.
Commercial availability for both platform versions is anticipated in late calendar 2006.

ABOUT SONA MOBILE:

Sona Mobile Inc. is a leading provider of secure mobile solutions for access to financial and enterprise information, and gaming and entertainment applications.
Through its technology, Sona is able to deliver a rich client experience without compromising performance or security. The key differentiator setting Sona apart from its competitors is the innovative Sona Wireless Development

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Platform (SWP) and 3D mobile methodology. The Sona Wireless Platform (SWP)
architecture works across a wide range of mobile devices and operating systems, including Research In Motion's BlackBerry(R) and Microsoft Corp's Windows
Mobile(R) lines, without compromising performance or security. Founded in 2000,
Sona has offices and subsidiaries in the United States, Canada and the United
Kingdom. For more information, visit the company Web site at www.sonamobile.com

SHUFFLE MASTER, INC.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, roulette chip sorters and intelligent table system modules, to improve their profitability, productivity and security, and Entertainment Products, including live proprietary table games, electronic multi-player table game platforms, live table game tournaments and wireless gaming solutions to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index.
Information about the Company and its products can be found on the Internet at
www.shufflemaster.com.

FORWARD-LOOKING STATEMENT

This release contains forward-looking statements that are based on management's current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company's business systems or in technologies affecting the Company's products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors;
results from current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company's intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction's regulatory scheme or approach, etc.)
involving

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the Company and its products specifically or the gaming industry in general;
general and casino industry economic conditions; the financial health of the
Company's casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company's ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company's control; and various risks related to the Company's customers' operations in countries outside the United
States, including currency fluctuation risks, which could increase the volatility of the Company's results from such operations. Additional information on these and other risk factors that could potentially affect the Company's financial results may be found in documents filed by the Company with the
Securities and Exchange Commission, including the Company's current reports on
Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

For additional information, please contact:
Marie Wiese
Sona Mobile, Inc.
1 (866) 274-4040
marie.wiese@sonamobile.com

Don Duffy
ICR for Sona Mobile
1-203-682-8200
dduffy@icrinc.com

Jeanine Oburchay
ICR for Sona Mobile
1-203-682-8240
joburchay@icrinc.com

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